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                                                                   EXHIBIT 21.01

                             BROOKS AUTOMATION, INC.
                         Subsidiaries of the Registrant

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Name                                                             Jurisdiction
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
1325949 Ontario Inc.                                             Canada
AutoSimulations Ltd.                                             United Kingdom
Auto-Soft Ltd.                                                   Scotland
Brooks Automation Asia Ltd.                                      Korea
Brooks  Automation (Belgium)NV                                   Belgium
Brooks  Automation (Canada), Inc.                                Canada
Brooks Automation (Delaware) LLC                                 Delaware
Brooks  Automation (France) SAS                                  France
Brooks Automation (Germany) GmbH                                 Germany
Brooks Automation Holding (Belgium) BV B.A.                      Belgium
Brooks Automation Holding (Germany) GmbH                         Germany
Brooks Automation (India) Private Limited                        India
Brooks  Automation (Ireland) Ltd.                                Ireland
Brooks Automation Israel, Inc.                                   Israel
Brooks Automation (Japan)  K.K.                                  Japan
Brooks Automation Korea, Ltd.                                    Korea
Brooks Automation Luxembourg S.A.R.L.                            Luxembourg
Brooks  Automation (Malaysia)  SDN. BHD.                         Malaysia
Brooks  Automation (Singapore)  Pte Ltd.                         Singapore
Brooks  Automation (Taiwan) Company Ltd.                         Taiwan
Brooks  Automation (The Netherlands)  B.V.                       The Netherlands
Brooks Automation (UK) Ltd.                                      United Kingdom
Interval Logic Corporation                                       Massachusetts
PRI Automation SDN. BHD.                                         Malaysia
PRI Automation Ltd.                                              United Kingdom
Promis Systems Corp. Ltd.                                        Singapore
Promis Systems Corp. (UK) Ltd.                                   United Kingdom
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